FIRST AMENDMENT

TO

FINANCING AGREEMENT

THIS FIRST AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of October 1, 2007 (the “Effective Date”), by and between ENVIRONMENTAL QUALITY MANAGEMENT, INC., an Ohio corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”), is as follows:

Preliminary Statements

A.           Borrower and Bank are parties to a Financing Agreement dated as of October 31, 2006 (the “Financing Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Financing Agreement.

B.           Borrower has requested that Bank (i) extend the date by which Borrower’s annual consolidated financial statements must be submitted to October 31, 2007 and (ii) make certain other changes to the Financing Agreement, all as more specifically set forth herein.

C.           Bank is willing to consent to such requests and so amend the Financing Agreement, all as contemplated by the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

In consideration of the covenants, agreements, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.          Amendment to Financing Agreement. Subject to the satisfaction of the conditions of this Amendment, the Financing Agreement is hereby amended as follows:

1.1           The first sentence of Section 8.7 of the Financing Agreement, commencing with the clause “Promptly when available”, is hereby amended in its entirety by substituting the following in its place:

“Promptly when available and in any event not later than (A) October 31, 2007 with respect to Borrower’s fiscal year ending on December 31, 2006 or (B) 120 days after the end of each of Borrower’s fiscal years occurring after December 31, 2006, Borrower shall submit to Bank consolidated financial statements showing its financial condition, the results of its operations, a balance sheet and related statements of income, stockholders’ equity, and changes in its cash flows and financial position for the year then ended.”

1.2           Section 7.4 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

7.4           Special Account. Upon collection of Remittances and other proceeds of Receivables and other Loan Collateral from the Locked Box, Bank shall deposit the same in a non-interest bearing account at Bank in the name of Environmental Quality Management, Inc. pledged to Bank using Borrower’s Federal tax identification number, Account No. 480401611 (the “Special Account”). Any Remittance or other proceeds of Receivables or other Loan Collateral received by Borrower shall be deemed held by Borrower in trust and as fiduciary for Bank, and Borrower immediately shall deliver the same, in its original form, to Bank into the Locked Box by overnight delivery carrier. Pending such deposit, Borrower agrees that it will not commingle any such Remittance or other proceeds of Receivables or other Loan Collateral with any of Borrower’s other funds or property, but will hold it separate and apart therefrom in trust for Bank until deposit is made into the Locked Box or Special Account or until delivery is made to Bank by overnight delivery carrier as described above. Bank shall have sole access to the Locked Box, and Borrower shall have no access thereto. Bank shall have, and Borrower hereby grants to Bank, a Lien on and security interest in all funds held in the Special Account and the Locked Box as security for the Obligations. The Special Account shall not be subject to any deduction, set-off, banker’s lien or any other right in favor of any Person other than Bank. During the effectiveness of an Exclusive Control Notice, as defined in Section 7.8, deposits to the Special Account shall be applied to the Obligations in such order and method of application as may be elected by Bank in its discretion exercised in good faith. Any funds in the Special Account remaining after the applications set forth in the preceding sentence (“Available Funds”) will be paid over by Bank to Borrower; however, at any time on and after the occurrence of an Event of Default, all Available Funds may, at Bank’s option, be retained in the Special Account as continuing security for the Obligations. If any Remittance deposited in the Special Account is dishonored or returned unpaid for any reason, Bank, in its discretion, may charge the amount of such dishonored or returned Remittance directly against Borrower and any account maintained by Borrower with Bank and such amount shall be deemed part of the Obligations. Bank shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Bank with respect to the operation of the Special Account, the Locked Box, or the services to be provided by Bank under this Agreement, except to the extent, but only to the extent, of any direct, as opposed to any consequential, special or lost profit damages suffered by Borrower from Bank’s gross negligence or willful misconduct. Until a payment is received by Bank for Bank’s account in finally collected funds, all risks associated with such payment will be borne solely by Borrower. From time to time, Bank may adopt such regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Special Account, the Locked Box, and the services to be provided by Bank under this Agreement so long as the adoption of such regulations and procedures will not change the material terms of this Agreement and are applied to similarly situated borrowers.

1.3           Section 7 of the Financing Agreement is hereby amended by the addition of a new Section 7.8, in its proper numerical order, to provide in its entirety as follows:

2

7.8           Application of Funds and Crediting of Remittances Absent Event of Default. Notwithstanding anything to the contrary in this Agreement but subject to this Section 7.8:

(i) On and after the first Business Day after the Business Day that Bank has received any Remittances or other proceeds of Receivables or other Loan Collateral into the Special Account under Section 7.4 (collectively, the “Collections”), Borrower may direct that such Collections (conditional on final collection) be applied to the Obligations in a written notice given by Borrower to Bank on a Business Day, in form and substance reasonably satisfactory to Bank (“Application Notice”), so long as Bank has not given to Borrower a notice of exclusive control with respect to the Special Account (“Exclusive Control Notice”). Unless either (a) Borrower has given an Application Notice or (b) Bank has given an Exclusive Control Notice, all Collections deposited into the Special Account shall remain therein subject to this Agreement and the other Loan Documents.

(ii) Notwithstanding anything to the contrary in this Section 7.8, Borrower acknowledges and agrees that deposits made and other items credited to the Special Account are subject to applicable laws and regulations governing availability of funds and Bank’s funds availability polices and may not be immediately available for application to the Loans or the other Obligations. Nothing in this Section 7.8 is intended, or shall be deemed, to affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on, or right of set-off with respect to, the Locked Box, the Special Account, or the proceeds thereof granted pursuant to the Loan Documents, which such Liens and right of set-off are hereby ratified and reaffirmed by Borrower.

(iii) Bank shall have the right, at its sole option, to deliver an Exclusive Control Notice to Borrower at any time on and after the occurrence, and during the continuance, of an Event of Default. Immediately upon the delivery of such Exclusive Control Notice, Borrower will no longer be permitted to deliver any Application Notice, and any provisions set forth in this Agreement, including in Sections 7.4 and 7.5, contrary to the provisions of this Section 7.8 shall be immediately applicable without any further act or instrument by any party.

3

2.          Conditions; Other Documents. As a condition precedent to the effectiveness of this Amendment, with the signing of this Amendment, Borrower will deliver, or cause to be delivered, to Bank: (i) a copy, certified by the Secretary of Borrower, of resolutions of the Board of Directors of Borrower, authorizing the execution of this Amendment and all other documents executed in connection herewith, which certificate and resolutions will be in form and substance reasonably satisfactory to Bank; and (ii) such other documents, instruments, and agreements deemed necessary by Bank to effect the amendments to Borrower’s credit facilities with Bank contemplated by this Amendment.

3.          Representations. To induce Bank to accept this Amendment, Borrower hereby represents and warrants to Bank as follows:

3.1           Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

3.2           This Amendment constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

3.3           Borrower’s representations and warranties contained in the Loan Documents are complete and correct in all material respects as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment (except where such representations and warranties speak solely as of an earlier date), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Financing Agreement.

3.4           No Event of Default has occurred and is continuing under the Financing Agreement.

4.          Costs and Expenses. As a condition of this Amendment, Borrower will promptly on demand pay or reimburse Bank for the costs and expenses incurred by Bank in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

5.          Release. Borrower hereby releases Bank from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Bank of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

6.          Default. Any default by Borrower in the performance of Borrower’s obligations under this Amendment shall constitute an Event of Default under the Financing Agreement.

4

7.          Continuing Effect of the Financing Agreement; Security. Except as expressly amended hereby, all of the provisions of the Financing Agreement are ratified and confirmed and remain in full force and effect. Borrower and Bank hereby expressly intend that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Loan Documents. Borrower ratifies and reaffirms any and all grants of Liens to Bank on the Loan Collateral as security for the Obligations, and Borrower acknowledges and confirms that the grants of the Liens to Bank on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

8.          One Agreement; References; Fax Signature. The Financing Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Financing Agreement will be deemed to be references to the Financing Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution thereof, and if so signed, (i) may be relied on by each party as if the documents were a manually signed original and (ii) will be binding on each party for all purposes.

9.          Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

10.         Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

11.         Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

12.         Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

[Signature Page Follows]

5

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrower as of the Effective Date.

ENVIRONMENTAL QUALITY MANAGEMENT, INC.

By:	/s/ Jack S. Greber .
Jack S. Greber, President

Accepted at Cincinnati, Ohio

as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joseph J. Scaglione
Joseph J. Scaglione, Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO FINANCING AGREEMENT

(Environmental Quality Management, Inc.)